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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Advanced Refractive Technologies, Inc.

         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005 relating to the financial statements of Advanced Refractive Technologies, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Peterson & Co., LLP
San Diego, California

February 17, 2006